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                                                                     EXHIBIT 5.1


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                                January 28, 1998


Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713

     Re: Registration Statement on Form S-1

Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on December 19, 1997 and Amendment No. 1 thereto to be filed by you with the Commission on or about January 29, 1998 (together, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of Common Stock, par value $0.001 per share, of Extended Systems Incorporated, a Delaware corporation (the "Shares"), 1,468,667 of which are authorized but heretofore unissued and up to 831,333 of which will be sold by certain selling stockholders (including 300,000 shares subject to an over-allotment option held by the underwriters). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale of the Shares, the Shares, when issued and/or sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part hereof, and any amendment thereto.

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation



                                           Patrick J. Schultheis